UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014 (September 22, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sale and Purchase Agreement for Bridgehouse Marine Limited

On September 22, 2014, Global Marine Holdings, LLC (“Marine Holdings”), a subsidiary of HC2 Holdings, Inc. (the “Company”), entered into a Sale and Purchase Agreement (the “Share Purchase Agreement”) with Specialty Finance Limited and Bridge Properties (Arena Central) Limited (the “Sellers”) pursuant to which it purchased on such date 97% of the share capital of Bridgehouse Marine Limited (“Bridgehouse”), the parent holding company of Global Marine Systems Limited (“GMSL”) (together with its subsidiaries, “Global Marine”). On September 25, 2014, Marine Holdings purchased the remaining 3% of Bridgehouse’s share capital from an individual Bridgehouse shareholder (the “Additional Share Purchase”).

Pursuant to the terms of the Share Purchase Agreement, Marine Holdings paid the Sellers a purchase price of 69.9 million GBP, together with an additional 7.2 million GBP paid to acquire shares held by certain employees in GMSL, reflecting an enterprise value of 160 million GBP less the amount of Global Marine’s indebtedness and certain shares in GMSL to be retained by members of its senior management (the “Purchase Price”). The Purchase Price is subject to reduction based on the amount of Global Marine’s actual indebtedness and cash on hand at closing in comparison to referenced amounts. The Purchase Price is subject to further reduction based on the actual 2014 earnings of Global Marine before interest, taxes, depreciation and amortization (“EBITDA”) compared to a reference EBITDA amount. A portion of the Purchase Price was placed in escrow pending calculation of any required adjustments, together with a further portion of the Purchase Price which was also placed in escrow to satisfy any warranty or indemnity claims against Sellers. The purchase price for the Additional Share Purchase was GBP 2.15 million.

The Share Purchase Agreement contains customary warranties from each of the parties. The parties also have agreed to customary post-closing covenants and indemnities based on breaches of warranties or covenants.

The foregoing summary description of the Share Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The Company has attached the Share Purchase Agreement to provide information about the terms contained therein, and the Share Purchase Agreement is not intended to provide any factual information about any party thereto. Specifically, the Share Purchase Agreement contains a number of warranties which the parties have made to each other. The assertions made in those warranties are qualified by information in confidential disclosures provided by the Sellers to Marine Holdings which have not been filed as exhibits to this Current Report on Form 8-K. Such warranties were used for the purpose of allocating risk, both known and unknown, among the parties to the Share Purchase Agreement rather than to make affirmative factual claims or statements. Accordingly, you should not rely on the warranties as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to the Share Purchase Agreement.

Senior Credit Facility

On September 22, 2014, the Company entered into a new senior secured credit facility consisting of a term loan in an aggregate principal amount of $214 million (the “Initial Term Loan”) and a delayed draw term loan in an aggregate principal amount of $36 million (the “Delayed Term Loan,” and together with the Initial Term Loan, the “Term Loans”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower (the “Borrower”), certain subsidiaries of the Company, as subsidiary guarantors (the “Subsidiary Guarantors”), the lenders party thereto from time to time (the “Lenders”), Jefferies Finance LLC (“Jefferies”), as lead arranger, book manager, documentation agent and syndication agent for the Lenders, and Jefferies, as administrative agent for the Lenders and as collateral agent for the secured parties (in such capacity, the “Collateral Agent”). On the closing date of the Credit Agreement (the “Closing Date”), the Company used a portion of the net proceeds of the Initial Term Loan to (i) repay in full the indebtedness of the Company as discussed below under Item 1.02 of this Current Report on Item 8-K and (ii) pay a portion of the consideration for the acquisition of share capital of Bridgehouse discussed above under this Item 1.01 of this Current Report on Form 8-K. The Delayed Term Loan will be used to finance the Company’s purchase of the outstanding shares of Schuff International, Inc., that the Company does not currently own. The Term Loans initially mature twelve months after the Closing Date, but subject to the Company meeting certain requirements set forth in the Credit Agreement, the term of the Term Loans may be extended to any additional year after the first anniversary of the Closing Date (the “Extended Term Loans”).

Fees and Interest. Borrowings under the Credit Agreement bear interest at a floating rate which can be, at the Company’s option, either (i) an alternate base rate plus an applicable margin or (ii) a LIBOR borrowing rate for a specified interest period plus an applicable margin. The applicable margin for borrowings under the Credit Agreement starts at 7.50% per annum for alternate base rate loans and 8.50% per annum for LIBOR loans and increases incrementally every three months through the first twelve months of the Credit Agreement. In the event that the Company has any Extended Term Loans outstanding, or has failed to provide the necessary information to conduct a private placement of certain securities by October 26, 2014 and certain other events, such borrowings under the Credit Agreement will bear interest at a designated rate, subject to an overall cap as set forth in the Credit Agreement. If all or a portion of the principal amount of the Term Loans under the Credit Agreement shall not be paid when due or any other event of default occurs, the applicable interest rate under the Credit Agreement will increase a designated rate, subject to an overall cap, as set forth in the Credit Agreement.

Prepayments. The Company may voluntarily prepay any borrowing under the Credit Agreement at any time, subject to certain minimum prepayment requirements and the payment of customary “breakage” costs with respect to LIBOR loans. The Company is required to prepay its outstanding borrowings under the Credit Agreement, subject to certain exceptions and limitations, with (i) certain amounts released from escrow arrangements entered into in connection with certain Company transactions, (ii) certain of the net cash proceeds received from sales of assets, (iii) 75% of the net cash proceeds received from certain casualty events, (iv) 50% of certain extraordinary cash receipts and (v) certain of the net cash proceeds of certain issuances of debt and equity.

Guarantees and Collateral. The Company’s obligations under the Credit Agreement are unconditionally guaranteed jointly and severally by certain of the Company’s wholly owned domestic direct and indirect subsidiaries (the Subsidiary Guarantors and, together with the Company, collectively, the “Loan Parties”). The Company’s obligations under the Credit Agreement and the related loan documents are secured by first priority perfected liens on substantially all of the assets of the Loan Parties, other than 35% of the voting equity interests in their direct foreign subsidiaries and certain exceptions set forth in the Pledge and Security Agreement, dated as of September 22, 2014 (the “Security Agreement”), among the Loan Parties and the Collateral Agent, and the other related loan documents.

Covenants. The Credit Agreement includes financial covenants requiring the Company to maintain a (i) minimum consolidated EBITDA, (ii) minimum consolidated collateral ratio and (iii) minimum liquidity level. The Credit Agreement also includes representations, affirmative covenants and other negative covenants that are customary for credit facilities of this type.

Events of Default. The Credit Agreement also includes customary events of default, including payment defaults to the Lenders, material inaccuracies of representations and warranties, covenant defaults, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, certain change of control events and other customary events of default. The events of default are subject to certain exceptions and cure rights.

The foregoing descriptions of the Credit Agreement and the Security Agreement are qualified in their entirety by reference to such agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Securities Purchase Agreement

On September 22, 2014, Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with affiliates of DG Capital Management, LLC and another investor (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 11,000 shares of Series A-1 Convertible Participating Preferred Stock of the Company (the “Series A-1 Preferred Stock”) to the Purchasers at a purchase price of $1,000 per share, resulting in aggregate gross proceeds to the Company of $11 million (the “Private Placement”). All conditions to closing that by their terms were to be satisfied prior to funding were satisfied and the funding of the transaction occurred on September 22, 2014. Pursuant to the Securities Purchase Agreement, the Company made certain customary representations and warranties concerning the Company and its subsidiaries and agreed to certain covenants for the benefit of the Purchasers. The net proceeds will be used to pay a portion of the consideration for the acquisition of Bridgehouse Marine Limited discussed above under this Item 1.01 of this Current Report on Form 8-K and for general corporate purposes.

Each share of Series A-1 Preferred Stock is initially convertible at a conversion price of $4.25 (as it may be adjusted from time to time, the “Conversion Price”), which is subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, mergers, recapitalizations and similar events, as well as in connection with issuances of equity or equity-linked or other comparable securities by the Company at a price per share (or with a conversion or exercise price or effective issue price) that is below the Conversion Price (which adjustment shall be made on a weighted average basis). The $4.25 initial Conversion Price represents an approximately 5.2% premium to the Company’s common stock’s (the “Common Stock”) thirty-day volume weighted average price (“VWAP”).

Subject to each Purchaser meeting (together with its affiliates) certain ownership thresholds and certain exceptions, the Securities Purchase Agreement provides that each Purchaser will be entitled to (i) participate, on a pro rata basis in accordance with its ownership percentage, in certain issuances of equity securities by the Company, (ii) purchase in the aggregate up to 6% of issuances of non-convertible and non-voting preferred equity securities of the Company, (iii) purchase in the aggregate up to 10% (or 1% in the case of any Purchaser affiliated with DG Capital Management, LLC) of the principal amount of debt securities issued or indebtedness incurred in debt transactions of the Company and (iv) exercise a right of first offer with respect to the issuance of any additional shares of Series A-1 Preferred Stock or shares of equity securities of the Company that rank on parity with the Series A-1 Preferred Stock if the conversion price of such additional shares is at least $4.75.

This Current Report on Form 8-K is not an offer to sell or a solicitation of offers to buy Series A-1 Preferred Stock. The Series A-1 Preferred Stock sold in the Private Placement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

This description of the Securities Purchase Agreement is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

The Securities Purchase Agreement contains a number of representations and warranties that the Company and the Purchasers have made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company and the Purchasers have exchanged in connection with signing the Securities Purchase Agreement. These disclosure schedules contain information that has been included in the general prior public disclosures of the Company, as well as additional non-public information. While we do not believe that this non-public information is required to be publicly disclosed by the Company under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the Securities Purchase Agreement. In addition, these representations and warranties were made as September 22, 2014. Information concerning the subject matter of the representations and warranties may have changed since September 22, 2014, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in Securities Purchase Agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, persons not party to the Securities Purchase Agreement should not rely on it for any current characterization of factual information about the Company or the Purchasers.

Series A-1 Preferred Stock

The following summary of the terms of the Series A-1 Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 Holdings, Inc., adopted on September 22, 2014 (the “Certificate of Designation”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Dividends. The Series A-1 Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of 7.50%. The accrued value of the Series A-1 Preferred Stock will accrete quarterly at an annualized rate of 4.00% that will be reduced to 2.00% or 0.00% if the Company achieves specified rates of growth measured by increases in its net asset value; provided, that the accreting dividend rate will be 7.25% in the event that (A) the daily VWAP of the Common Stock is less than a certain threshold amount, (B) the Common Stock is not registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, (C) following May 29, 2015, the Common Stock is not listed on certain national securities exchanges or the Company is delinquent in the payment of any cash dividends. The Series A-1 Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of Common Stock on an as-converted basis.

Optional Conversion. Each share of Series A-1 Preferred Stock may be converted by the holder into Common Stock at any time based on the then-applicable Conversion Price.

Redemption by the Holders / Automatic Conversion. On May 29, 2021, holders of the Series A-1 Preferred Stock shall be entitled to cause the Company to redeem the Series A-1 Preferred Stock at the accrued value per share plus accrued but unpaid dividends (to the extent not included in the accrued value of Series A-1 Preferred Stock). Each share of Series A-1 Preferred Stock that is not so redeemed will be automatically converted into shares of Common Stock at the Conversion Price then in effect.

Upon a change of control (as defined in the Certificate of Designation) holders of the Series A-1 Preferred Stock shall be entitled to cause the Company to redeem their Series A-1 Preferred Stock at a price per share of Series A-1 Preferred Stock equal to the greater of (i) the accrued value of the Series A-1 Preferred Stock, which amount would be multiplied by 150% in the event of a change of control occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Series A-1 Preferred Stock), and (ii) the value that would be received if the share of Series A-1 Preferred Stock were converted into Common Stock immediately prior to the change of control.

Redemption by the Company. At any time after May 29, 2017, the Company may redeem the Series A-1 Preferred Stock, in whole but not in part, at a price per share generally equal to 150% of the accrued value per share, plus accrued but unpaid dividends (to the extent not included in the accrued value of Series A-1 Preferred Stock), subject to the holder’s right to convert prior to such redemption.

Forced Conversion. After May 29, 2017, the Company may force conversion of the Series A-1 Preferred Stock into Common Stock if the Common Stock’s thirty-day VWAP exceeds 150% of the then-applicable Conversion Price and the Common Stock’s daily VWAP exceeds 150% of the then-applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty-day VWAP. In the event of a forced conversion, the holders of Series A-1 Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the Common Stock are not achieved.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company (any such event, a “Liquidation Event”), the holders of Series A-1 Preferred Stock will be entitled to receive per share the greater of (i) the accrued value of the Series A-1 Preferred Stock, which amount would be multiplied by 150% in the event of a Liquidation Event occurring on or prior to May 29, 2017, plus any accrued and unpaid dividends (to the extent not included in the accrued value of Series A-1 Preferred Stock), and (ii) the value that would be received if the share of Series A-1 Preferred Stock were converted into Common Stock immediately prior to such occurrence. The Series A-1 Preferred Stock will rank junior to any existing or future indebtedness but senior to the Common Stock and any future equity securities other than any future senior or pari passu preferred stock issued in compliance with the Certificate of Designation. The Company’s outstanding Series A Convertible Participating Preferred Stock issued on May 29, 2014 (“Series A Preferred Stock”, and together with the Series A-1 Preferred Stock, the “Preferred Stock”) ranks at parity with the Series A-1 Preferred Stock.

Voting Rights. Except as required by applicable law, the holders of the shares of the Series A-1 Preferred Stock will be entitled to vote on an as-converted basis with the holders of the Series A Preferred Stock (on an as-converted basis) and holders of the Company’s

Common Stock on all matters submitted to a vote of the holders of Common Stock with the holders of Series A Preferred Stock on certain matters, and separately as a class on certain limited matters. Subject to maintenance of certain ownership thresholds by the current holders of the Preferred Stock, the Purchasers will also have the right to vote shares of Series A-1 Preferred Stock, along with Series A Preferred Stock, as a separate class for at least one director, as discussed below under “Board Rights.”

Consent Rights. For so long as any of the Series A-1 Preferred Stock is outstanding, consent of the holders of shares representing at least 75% of the Series A-1 Preferred Stock then outstanding is required for certain material actions.

Board Rights. For so long as the Purchasers and the initial purchasers of Series A Preferred Stock (“May Purchasers”) own at least a 15% interest in the Company on an as-converted basis (the “Director Election Condition”), and at least 80% of the (i) shares issued to the Purchasers on September 22, 2014 and (ii) shares issued to the May Purchasers, each on an as-converted basis, the Purchasers and May Purchasers (collectively, the “Preferred Purchasers”) will have the right, to appoint and elect (voting as a separate class) a percentage of the board of directors of the Company that is no more than 5% less than the Preferred Purchasers’ as-converted equity percentage of the Common Stock (but no fewer than one director). One such elected director (as designated by the holders of shares representing at least 75% of the Preferred Stock then outstanding) shall be entitled to be a member of each committee of the board of directors of the Company, provided, that such director membership on any such committee will be dependent upon such director meeting the qualification, and if applicable, independence criteria deemed necessary to so comply in accordance with any listing requirements of the exchanges on which the Company’s capital stock is then listed. For so long as the Director Election Condition is satisfied, if a specified breach event shall occur with respect to the Series A-1 Preferred Stock (defined for such purposes to include the failure to timely pay required dividends for two or more consecutive quarters or the occurrence and continuation of certain breaches of covenants contained in the Certificate of Designation), the holders of the Series A-1 Preferred Stock shall be entitled (along with the holders of Series A Preferred Stock) to appoint the number of additional directors to the board of directors of the Company that will cause a majority of the board of directors to be comprised of directors appointed by the holders of the Preferred Stock and independent directors until the cure of such specified breach event.

Amended and Restated Registration Rights Agreement

The holders of the Series A Preferred Stock and the Series A-1 Preferred Stock will have certain registration rights with respect to the Common Stock underlying the Series A Preferred Stock and the Series A-1 Preferred Stock pursuant to an Amended and Restated Registration Rights Agreement, dated as of September 22, 2014, by and among the Company and the holders of the Series A Preferred Stock and the Series A-1 Preferred Stock (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company is obligated to, at any time upon request from a holder of registrable securities after September 22, 2014, file a registration statement on Form S-1 under the Securities Act within thirty days after the date of such request for the benefit of the holders of the registrable securities. Alternatively, the Company has also agreed to, within thirty days after receiving a request from a holder of registrable securities (provided, that the Company is, at the time of receipt of such request, eligible to use a registration statement on Form S-3 under the Securities Act for secondary offerings of the registrable securities use reasonable best efforts to cause such a registration statement to be filed and to maintain the effectiveness of such shelf registration statement for the benefit of the holders of the registrable securities. In the event of a registered offering by the Company of its Common Stock, holders of the registrable securities have the right to require the Company to include registrable securities held by them in such offering, subject to certain limitations, including as determined by any underwriters for the transaction. Subject to certain limitations, the Company will bear the expenses incurred in connection with registrations under the Registration Rights Agreement and will indemnify the holders of registrable securities and any underwriters against certain liabilities, including liabilities under the Securities Act.

The Registration Rights Agreement amends and restates, in its entirety, the Registration Rights Agreement entered into between the Company and the May Purchasers on May 29, 2014.

This summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Series A Preferred Stock

On September 22, 2014, the Company amended the Certificate of Designation of Series A Convertible Participating Preferred Stock originally adopted on May 29, 2014 (the “Revised Certificate”). The Revised Certificate reflects the issuance of the Series A-1 Preferred Stock as a class of preferred stock which ranks at parity with the Series A Preferred Stock, conforms certain of the terms described above under “Series A-1 Preferred Stock,” and reduces the conversion price of the Series A Preferred Stock from $4.25 to $4.00.

The following summary of the terms of the Revised Certificate is qualified in its entirety by reference to the Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 Holdings, Inc., adopted on September 22, 2014, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As described above, on September 22, 2014, the Company entered into a new Credit Agreement. In connection with the receipt of the proceeds from the Credit Agreement, the Company paid off and subsequently terminated (i) that certain senior unsecured credit facility entered into on September 8, 2014 consisting of a term loan in an aggregate principal amount of $17 million pursuant to a credit agreement by and among the Company, as borrower, the lenders party thereto from time to time, Jefferies, as arranger, book manager, documentation agent and syndication agent, and Jefferies, as administrative agent and (ii) that certain senior secured credit facility entered into on May 29, 2014 consisting of a term loan in an aggregate principal amount of $80 million pursuant to a credit agreement by and among the Company, as borrower, certain subsidiaries of the Company, as subsidiary guarantors, the lenders party thereto from time to time, Jefferies LLC, as lead arranger, as book manager, as documentation agent for the lenders and as syndication agent for the lenders, and Jefferies LLC, as administrative agent for the lenders and as collateral agent for the secured parties and the related security agreement dated May 29, 2014.

The Registration Rights Agreement amends and restates, in its entirety, the Registration Rights Agreement entered into between the Company and the May Purchasers on May 29, 2014.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, on September 22, 2014, Marine Holdings, a subsidiary of the Company, entered into a Share Purchase Agreement. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on September 22, 2014, the Company entered into a new Credit Agreement. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Preferred Stock Issuance

The Series A-1 Preferred Stock described in Item 1.01 of this Current Report on Form 8-K is being issued and sold in the Private Placement without registration under the Securities Act, in reliance upon an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company is basing such reliance upon representations made by each Purchaser, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the Purchaser’s investment intent. The Series A-1 Preferred Stock is not being offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D). The Series A-1 Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security holders.

The filing of the Company’s Certificate of Designation and the issuance of the Series A-1 Preferred Stock affect the holders of the Common Stock and the Series A Preferred Stock to the extent provided in the Certificate of Designation. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The filing of the Company’s Revised Certificate affects the holders of the Common Stock and the Series A-1 Preferred Stock to the extent provided in the Revised Certificate. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To create the Series A-1 Preferred Stock issuable under the Securities Purchase Agreement, the Company amended its amended and restated certificate of incorporation by filing the Certificate of Designation and the Revised Certificate on September 22, 2014, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and incorporated herein by reference. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Any financial statements that may be required by this Item 9.01, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Statements

Any pro forma financial information that may be required by this Item 9.01, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1	Sale and Purchase Agreement, dated September 22, 2014, by and between Global Marine Holdings, LLC and the Sellers party thereto.

4.1	Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 Holdings, Inc.

4.2	Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 Holdings, Inc.

10.1	Credit Agreement, dated as of September 22, 2014, by and among HC2 Holdings, Inc., as Borrower, certain subsidiaries of HC2 Holdings, Inc., as Subsidiary Guarantors, the lenders party thereto from time to time, Jefferies Finance LLC, as lead arranger, as book manager, as documentation agent for the lenders and as syndication agent for the lenders, and Jefferies Finance LLC, as administrative agent for the lenders and as collateral agent for the secured parties.

10.2	Pledge and Security Agreement, dated as of September 22, 2014, by and among HC2 Holdings, Inc., as Borrower, certain subsidiaries of HC2 Holdings, Inc., as Subsidiary Guarantors, and Jefferies Finance LLC, as collateral agent for the secured parties.

10.3	Securities Purchase Agreement, dated as of September 22, 2014, by and among HC2 Holdings, Inc. and the Purchasers.

10.4	Amended and Restated Registration Rights Agreement, dated as of September 22, 2014, by and among HC2 Holdings, Inc. and the Preferred Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: September 26, 2014	By:	/s/ Andrea L. Mancuso
	Name: Title:	Andrea L. Mancuso Acting General Counsel & Corporate Secretary